UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2011

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 9, 2011, the Board of Directors of SunTrust Banks, Inc. (the “Registrant”) appointed David M. Ratcliffe to the Board. The Registrant also issued a news release announcing the appointment, which the Registrant files as Exhibit 99.1 to this report and which is incorporated herein by reference. The Board assigned Mr. Ratcliffe to serve on its Risk Committee and its Compensation Committee. The Board also reassigned incumbent director William A. Linnenbringer from its Risk Committee and its Compensation Committee to its Governance & Nominating Committee and its Audit Committee.

Item 8.01. Other Events.

In connection with the offering of the Global Medium-Term Notes, Series A (the “Notes”) of the Registrant pursuant to a Registration Statement on Form S-3 (File No. 333-161712), the legal opinion as to the validity of the Notes is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of King & Spalding LLP.

23.1	Consent of King & Spalding LLP (included in Exhibit 5.1).

99.1	News release dated August 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNTRUST BANKS, INC.

Date: August 9, 2011	By:	/s/ David A. Wisniewski
David A. Wisniewski
Group Vice President and Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of King & Spalding LLP.

23.1	Consent of King & Spalding LLP (included in Exhibit 5.1).

99.1	News release dated August 9, 2011.